UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 21, 2017

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road, Andover, Massachusetts	1810
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2017, Mercury Systems, Inc. (“Mercury”) and Thunderbird Merger Sub, Inc., a newly formed, wholly-owned subsidiary of Mercury (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ceres Systems (“Ceres”), the holding company that owns Themis Computer (“Themis”, and together with Ceres, collectively the “Acquired Company”), and Ronald Buckly and Andrew Swart, as the shareholders’ representatives. Pursuant to the Merger Agreement, the Merger Sub will merge with and into Ceres with Ceres continuing as the surviving company and a wholly-owned subsidiary of Mercury (the “Merger”). By operation of the Merger, Mercury will acquire both Ceres and its wholly-owned subsidiary, Themis.

Based in Fremont, California, Themis is a leading designer and manufacturer of commercial, SWaP-optimized rugged servers, computers, and storage systems for U.S. and international defense programs.

Under the terms of the Merger Agreement, the merger consideration (including payments with respect to outstanding stock options) will consist of an all cash purchase price of $180.0 million, without interest. The merger consideration is subject to post-closing adjustments based on a determination of closing net working capital, transaction expenses and net debt (all as defined in the Merger Agreement). A related escrow agreement establishes an escrow amount of $1.5 million in respect of post-closing adjustments owed to Mercury.

The Merger Agreement contains customary representations and warranties of Mercury and the Acquired Company, which are qualified by confidential disclosures. Each party has agreed to various covenants and agreements, including, among others, in the case of the Acquired Company, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger. The Merger Agreement also provides that the equityholders of Ceres will indemnify Mercury for certain liabilities associated with the Acquired Company subject to various limitations, including, among other things, deductibles, caps, and time limitations. The related escrow agreement establishes an indemnity escrow amount of $0.9 million to support indemnity claims by Mercury. Mercury has also obtained representation and warranty insurance (the “RWI Policy”) which provides coverage for certain breaches of representations and warranties made by the Acquired Company in the Merger Agreement, subject to exclusions, deductibles, and other terms and conditions.

The obligation of the parties to close the Merger is subject to customary closing conditions, including, among others, (i) the receipt of antitrust clearance in the United States, (ii) the absence of legal restraints or prohibitions, (iii) the RWI Policy being in effect, (iv) that 90% of the outstanding shares of Ceres have approved the principal terms of the Merger, and (v) the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) in all material respects and the other party having performed in all material respects its obligations under the Merger Agreement.

The Merger Agreement may be terminated in certain circumstances, including, among other reasons, if the Merger has not been consummated by May 21, 2018, if a governmental authority restrains the Merger by law or order, the parties shall have failed to obtain all necessary governmental approvals, or if either Mercury or Ceres breaches its representations and warranties or its pre-closing covenants in a manner that would cause a failure of closing conditions to be satisfied (subject to a 30-day cure period).

On the same date, certain equityholders of Ceres entered into an Equityholder Support and Restrictive Covenants Agreement in favor of Mercury, in which shareholders holding over 90% of the outstanding shares (on an as-converted basis) of Ceres agreed to support the Merger and not to support any competing transaction, and not to transfer their shares in Ceres. In addition, certain shareholders of Ceres and officers and directors of the Acquired Companies have agreed to certain restrictive covenants.

Mercury expects to fund the Merger through its existing $400 million revolving credit facility.

The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger

Agreement, a copy of which Mercury expects to file with or prior to its Quarterly Report on Form 10-Q for the quarter ending December 31, 2017.

Item 7.01 Regulation FD Disclosure.

On December 21, 2017, Mercury issued a press release announcing that it has signed the Merger Agreement for the proposed Merger. In addition, Mercury has provided presentation materials that discuss Themis and the strategic rationale for the Merger. The press release is furnished as Exhibit 99.1 hereto and the presentation materials are furnished as Exhibit 99.2 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of Mercury Systems, Inc. dated December 21, 2017

99.2	Investor Presentation for Mercury Systems, Inc. dated December 21, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2017	MERCURY SYSTEMS, INC.

	By:	/s/ Gerald M. Haines II
Gerald M. Haines II
Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Mercury Systems, Inc. dated December 21, 2017

99.2	Investor Presentation for Mercury Systems, Inc. dated December 21, 2017